Exhibit 10.14

Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

April 23, 2023

This Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd. (“Agreement”) was entered into on March [23], 2023 (the “Signing Date”) by

Party A

Party A1: Autozi Internet Technology Co., Ltd. is a limited liability company incorporated under the laws of China and legally subsisting, registered at No. 603-1, Block C, Yuanhang Enterprise Plaza, No. 18 Rongcheng Road (formerly Electrolux Avenue), Tianxin District, Changsha City, Hunan Province, with Zhang Houqi as its legal representative and 91110108556872138A as its unified social credit code; (Target Company)

Party A2: Autozi Internet Technology (Global) Ltd. is a limited company established in accordance with laws of Cayman Islands, registered at 4th Floor, HarbourPlace, 103SouthChurchStreet, P.O.Box10240, Grand Cayman KY1-1002, Cayman Islands; (Cayman Company)

Party A3: Autozi Internet Technology (BVI) Ltd., registered at Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands, and registration number being 2082170; (Autozi BVI)

Party A4: Autozi Internet Technology (HK) Limited registered at FLAT1512, 15/FLUCKYCTRNO165-171WANCHAIRDWANCHAIHONGKONG, and registration number being 3163477; (“Autozi Hong Kong”)

Party A5: Autozi Internet Investment Management Co., Ltd. domiciled at 2401 Jingjie Building, Jinghu District, Wuhu City, Anhui Province, with the unified social credit code of 91340200MA8PW0F04W; (WFOE HQ)

(Party A 1, Party A 2, Party A 3, Party A 4 and Party A 5 above are collectively referred to as “Party A”, “Company” or “Group Company”)

Party B

Party B1: Zhang Houqi, a Chinese citizen, residing at No. 2, Building 43, Xisanqi Garden, Lane 2, Haidian District, Beijing, with ID No. 210102196611035718; (Actual controller)

Party B2: (Qirun Investment Co., Ltd.), domiciled at CraigmuirChambers, P.O. Box 71, RoadTown, Tortola, VG1110, British Virgin Islands, with registration number being 2059299.

Party C

Party C1: Wuhu Venture Capital Fund Co. Ltd. incorporated and legally existed under the laws of China, domiciled at Room 1002, Building A1, Wanjiang Fortune Plaza, Jiujiang District, Wuhu City, Anhui Province, with legal representative Wang Jinhua and unified social credit code 91340207MA2NPQG51J.

Party C2: Anhui Junli Jufu Technology Center (Limited Partnership), a limited partnership incorporated and legally existing under the laws of the PRC, domiciled at No. 3F-319-29, Si Building, Yu Geng Shan Cultural and Creative Industrial Park, No. 92 Middle Changjiang Road, Jinghu District, Wuhu City, Anhui Province, with Lei Yu as the executive partner and 91340202MA8Q4G246N as the unified social credit code.

(Party C 1 and Party C 2 above are collectively referred to as the “Investors”)

Party D: Subjects listed in Appendix III (existing shareholders)

(the above-mentioned parties is hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas,

1. Autozi Internet Technology Co., Ltd. is the first enterprise in China that focuses on independently building a digital cloud platform for the automotive industry supply chain, with business covering new automotive retailing, insurance services and parts supply chain, and is a leading internet benchmark enterprise in automotive aftermarket industry in China.

2. The company has restructured its shareholding and set up a red-chip framework in order to be listed overseas. Party B2 is a company established and existing in the British Virgin Islands, and Party B1 holds 100% equity of Party B2. The Cayman Company is a company established and existing in the Cayman Islands and Autozi BVI is a company established and existing in the British Virgin Islands, with Cayman Company holding 100% equity of Autozi BVI. Autozi Hong Kong is a company established and existing in Hong Kong Special Administrative Region, with Autozi BVI holding 100% equity of Autozi Hong Kong. WFOE headquarters is a company established and existing in Anhui Province, China, with Autozi Hong Kong holding 100% equity of WFOE headquarters.

3. Party C1 and the shareholder Wuhu Jinghu Zhenye Investment Fund Co. Ltd. had jointly increased capital by RMB 25 million to the Company on May 13, 2022 at a pre-investment valuation of RMB 2.5 billion.

4. Party A has settled the WFOE headquarters in Jinghu District, Wuhu City, Anhui Province on December 30, 2022.

5. The Company intends to conduct an initial public offering (IPO) on a U.S. domestic stock exchange and filed a confidential first round of prospectus with the SEC on January 18, 2023, which is currently in the hearing process, and the Company is planning to complete a Qualified Listing by July 31, 2023 (“Qualified Listing” means an initial public offering and listing (IPO) of Autozi on the New York Stock Exchange, the NASDAQ, the Main Board of the Hong Kong Stock Exchange or other capital markets as agreed by the parties).

6. The Investors intend to make a capital increase to the Company pursuant to the terms and conditions of this Agreement (the “Transaction”), and the Company, the Existing Shareholders and the actual controller are willing to accept the Transaction by the Investors with the Company pursuant to the terms and conditions of this Agreement.

7. Driven by actual needs for being listed and business operation and development, the company introduced strategic investors for capital increase and share enlargement. The investors specialized in investments intend to invest the company and therefore hold equity interest of the Company.

Now, therefore, in order to consummate the Transaction, in consideration of the foregoing premises and the mutual covenants and undertakings set forth below herein and on the basis of their willingness to be bound thereto, the parties hereby agree as follows:

Article I Definition

1.1	Definition of part of terms

“Law” refers to national, international, state, provincial, local or similar statue laws, legislations, decrees, statutes, regulations, norms, rules, orders, directives, requirements, rule of laws, administrative regulations as well as securities issuance and transaction regulations of relevant stock exchanges, whether within China or outside China.

“Affiliate” refers to any other subject as for any specific subject that controls, controlled by or under joint control with such specific subject directly or indirectly through one or more intermediary agencies; in terms of any specific subject who is a natural person, “related party” means the subject’s spouse, children and their spouses, parents, parents of spouse, siblings and their spouses, and siblings of spouse and their spouses.

“Control” (including “controlled by” or “under joint control”), as for the relationship between two or more subjects, refers to the direct or indirect right or the right as the trustee, personal representative or executor to instruct on or ask other people to instruct on the matters or management of a subject whether as the possessor of voting securities, the trustee, personal representative or executor, and whether through the contract, credit arrangements or other ways.

“RMB” refers to CNY, yuan, China’s legal tender.

“Tax” refers to any and all taxes, expenses, levies, duties, tariffs and other fees collected by any government department or tax authorities (including any and all interest, fines, additional taxes and other money collected for this purpose), including without limitation to taxes or other expenses collected for income, franchise, contingent income, other profit, total income, property, sales, use, salary, employment, social security, unemployment compensation or net value, consumption tax, withholding tax, transfer tax, VAT, business tax or other charges; license fees, registration fees and document fees; as well as tariffs, duties and similar charges.

“China” is short for the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan for the purpose of this Agreement.

Article II The transaction

2.1	Investors contribution

The Investors agree to increase the capital of the Company by RMB 30 million (In capital: Thirty Million Yuan) (the “Capital Increase Amount”) in accordance with the terms and conditions of this Agreement, of which RMB 619,800 (in capital: Six Hundred and Nineteen Thousand Eight Hundred only) shall be credited to the registered capital of the Target Company and the remaining RMB 29,380,200

(in capital: Twenty-nine Million, Three Hundred and Eighty Thousand Two Hundred only) to the capital surplus of the Target Company. The details are as follows: Party C1 contributes RMB 22,500,000 (in capital: Twenty-two Million Five Hundred Thousand only), of which RMB 464,850 (in capital: Four Hundred and Sixty-four Thousand Eight Hundred and Fifty only) is credited to the registered capital of the Target Company, with the remaining RMB 22,035,150 (in capital: Twenty-two Million Thirty-five Thousand One Hundred and Fifty only) to the capital surplus of the Target Company; Party C2 contributes RMB 7,500,000 (in capital: Seven Million Five Hundred Thousand only), of which RMB 154,950 (in capital: One Hundred and Fifty-four Thousand Nine Hundred and Fifty only) is credited to the registered capital of the Target Company, with the remaining RMB 7,345,050 (in capital: Seven Million Three Hundred and Forty-five Thousand Fifty only) to the capital surplus of the Target Company.

Prior to the capital increase, the equity structure of Cayman Company is shown in Appendix I hereto. Upon completion of the Transaction, the equity structure of Cayman Company will be changed to the following by consensus of the parties:

No.	Domestic shareholders	Contribution mode	Domestic registered capital (RMB 10,000)	Domestic shareholding ratio	Shares issued by Cayman	Cayman issuance ratio
1	Zhang Houqi	In currency	927.4460	17.5698%	345951	34.1889%
2	Qichuang Development Co., Ltd (Limited Partnership)	In currency	534.2505	10.1210%	78329	7.7409%
3	Qizhi Investment management Limited (Limited Partnership)	In currency	419.2740	7.9428%	80372	7.9428%
4	CDIB Private Equity (Fujian) Enterprise (Limited Partnership)	In currency	404.5407	7.6637%	77548	7.6637%
5	JiuZhou JY Investment Limited	In currency	262.0481	4.9644%	50234	4.9644%
6	Sun Hailan	In currency	221.6195	4.1984%	42483	4.1984%
7	Regent Capital Asia Ltd.	In currency	187.3649	3.5495%	35917	3.5495%
8	Yu Tianyi	In currency	177.4425	3.3615%	34014	3.3615%
9	Beijing Yonyou Innovation Investment Center (Limited Partnership)	In currency	152.3123	2.8854%	29197	2.8854%
10	Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership)	In currency	143.4340	2.7173%	27496	2.7173%
11	BJGSDX Ltd	In currency	141.5095	2.6808%	27127	2.6808%
12	BJGLXY Ltd	In currency	141.5094	2.6808%	27127	2.6808%
13	BJGRGQ Ltd				24084	2.3801%

No.	Domestic shareholders	Contribution mode	Domestic registered capital (RMB 10,000)	Domestic shareholding ratio	Shares issued by Cayman	Cayman issuance ratio
14	TTGH Capital Limited. (Limited Partnership)	In currency	122.9528	2.3291%	23568	2.3291%
15	Ji Siyuan	In currency	110.8032	2.0992%	21241	2.0992%
16	Anrong Investment management Limited	In currency	83.3776	1.5795%	15983	1.5795%
17	BJGYXC Ltd	In currency	70.7547	1.3404%	13563	1.3404%
18	Zoyone Limited	In currency	65.5120	1.2410%	12557	1.2410%
19	Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership (Limited Partnership)	In currency	45.4942	0.8619%	8721	0.8619%
20	Liu Rui	In currency	45.4941	0.8619%	8721	0.8619%
21	Wuhu Jinghu Zhenye Investment Fund Co. Ltd.	In currency	36.1550	0.6850%	7527	0.7439%
22	Sun Jianmin	In currency	22.2131	0.4208%	4258	0.4208%
23	Wuhu Venture Capital Fund Co. Ltd.	In currency	61.9800	1.1741%	12893	1.2742%
24	Anhui Junli Jufu Technology Center (Limited Partnership)	In currency	15.4950	0.2935%	2970	0.2935%
	Total		4392.9831	0.8322	1011881	100.0000%

Prior to the capital increase, the equity structure of the Target Company is shown in Appendix II hereto. Upon completion of the Transaction, the total registered capital of the Target Company shall be increased from RMB 1,053,868,687 (in capital: One Billion Fifty-three Million Eight Hundred and Sixty-eight Thousand Six Hundred and Eighty-seven only) to RMB 1,054,488,487 (in capital: One Billion Fifty-four Million Four Hundred and Eighty-eight Thousand Four Hundred and Eighty-seven only) with the equity structure as follows and subject to the Articles of Association and the register of shareholders appropriately amended and filed with the regulatory authorities at that time

No.	Name or designation of the shareholder	Contribution mode	Registered capital (RMB 10,000)	Contribution date	Shareholding proportion
1	Zhang Houqi	In currency	631.1560	2012.05.31	0.8795%
		Equity	296.2900
2	Beijing Yonyou Innovation Investment Center (Limited Partnership)	In currency	137.9623	2011.12.29	0.1444%
		Equity	14.3500
3	Ji Siyuan	In currency	110.8032	2010.10.22	0.1051%
4	TTGH Capital Limited. (Limited Partnership)	In currency	122.9528	2012.07.26	0.1166%
5	Yu Tianyi	In currency	177.4425	2012.07.06	0.1683%
6	Sun Jianmin	In currency	22.2131	2012.07.06	0.0211%
7	Sun Hailan	In currency	221.6195	2013.12.23	0.2102%
8	Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership)	In currency	143.4340	2014.04.10	0.1360%

No.	Name or designation of the shareholder	Contribution mode	Registered capital (RMB 10,000)	Contribution date	Shareholding proportion
9	Qichuang Development Co., Ltd (Limited Partnership)	In currency	534.2505	2016.12.31	0.5066%
10	Qizhi Investment management Limited (Limited Partnership)	In currency	419.2740	2016.07.31	0.3976%
11	CDIB Private Equity (Fujian) Enterprise (Limited Partnership)	In currency	404.5407	2016.05.31	0.3836%
12	JiuZhou JY Investment Limited	In currency	262.0481	2016.07.31	0.2485%
13	Regent Capital Asia Ltd.	In currency	187.3649	2017.04.20	0.1777%
14	Zoyone Limited	In currency	65.5120	2016.07.31	0.0621%
15	Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership (Limited Partnership)	In currency	45.4942	2016.11.03	0.0431%
16	Liu Rui	In currency	45.4941	2016.12.08	0.0431%
17	Anrong Investment management Limited	In currency	83.3776	2018.05.31	0.0791%
18	BJGYXC Ltd	In currency	70.7547	2017.04.19	0.0671%
19	BJGSDX Ltd	In currency	141.5095	2017.09.29	0.1342%
20	BJGLXY Ltd	In currency	141.5094	2018.05.10	0.1342%
21	Wuhu Jinghu Zhenye Investment Fund Co. Ltd.	In currency	36.1550	2022.06.01	0.0343%
22	Wuhu Venture Capital Fund Co. Ltd.	In currency	61.9800	2023.04.15	0.0588%
23	Anhui Junli Jufu Technology Center (Limited Partnership)	In currency	15.4950	2023.04.15	0.0147%
24	Shenzhen Capital Group Co., Ltd.	In currency	137.5773	2016.07.31	0.1305%
25	Shanxi Hongtu Innovation Capital Venture Capital Co., Ltd.	In currency	32.7560	2017.05.31	0.0311%
26	Hebei Hongtu Venture Capital Co., Ltd.	In currency	32.7560	2016.07.31	0.0311%
27	Suqian Zhouteng Junuo Investment Management Partnership (Limited Partnership)	In currency	222.7359	2018.03.28	0.2112%
28	Ningbo Meishan Free Trade Port Zone Gerui Investment Management Partnership (Limited Partnership)	In currency	13.1132	2018.02.26	0.0124%
29	Shenzhen Jinfeng Chuangfu Holdings Co., Ltd	In currency	117.9245	2017.10.19	0.1118%
30	Guangzhou Heying Investment Partnership (Limited Partnership)	In currency	163.7840	2016.01.21	0.1553%
31	Hunan Tianhuan Economic Development Co., Ltd	Equity	165.0000	2020.05.22	0.1565%
32	Autozi Internet Investment Management Co., Ltd.	In currency	100170.2187	2062.11.30	94.9941%
	Total		105448.8487		100.0000%

2.2	Investment valuations2 525 000 000

WHEREAS, Party C1 is a shareholder of the target company in the previous round of investment, the pre-money valuation of the current round of additional investment in the target company is RMB 2,525 million (In capital: Two Billion Five Hundred and Twenty-five Million Only, hereinafter referred to as the “Pre-Money Valuation”) with reference to the post-money valuation of the previous round. The parties acknowledge and agree to use the pre-money valuation as the basis of this investment by the investors in the target company.

2.3	Purpose of capital increase payments

Except as otherwise provided herein or agreed by the parties, the Company shall apply the entire amount of the Capital Increase to listing and daily operations of the company.

Article III Delivery and payment of capital increase

3.1	Settlement

Subject to the full payment of the capital increase by the Investors to the target company in accordance with Article 3.2 hereof, the parties shall cooperate with the target company in the registration of the industrial and commercial changes related to the capital increase at the relevant regulatory authorities within 45 working days after the completion of the capital increase (the date of completion of such change registration shall be the “Settlement Date”) and provide relevant receipts or proof.

3.2	Payment of capital increase

The investors shall pay the capital increase amount to the designated receiving account of the target company in one lump sum within ten working days after the signing of this Agreement (and all contribution preconditions are satisfied). If the investors are late in payment in whole or in part for more than 30 days, both the target company and the actual controller have the right to unilaterally terminate this agreement.

The information of the investment capital receiving account is as follows:

Account name: Autozi Internet Technology Co., Ltd Account No: 15000067360359

Opening bank: Ping An Bank, Beijing Zhichun Road Sub-branch

3.3	Conditions of contribution

All of the following preconditions shall be met prior to the payment of the capital increase by the investors:

(1) The company and the actual controller have signed and delivered the investment documents in a form and content satisfactory to the investors;

(2) Prior to the signing of the investment agreement by the parties, the company is in normal operations without events that would have a material adverse impact on its overall value (the specific meaning and definition of which shall be agreed upon in the formal investment agreement), including but not limited to business operations, financial position, management, personnel, etc.;

(3) The company and the actual controller have fulfilled the obligations specified in the investment agreement that need to be fulfilled prior to the capital contribution;

(4) Upon satisfaction of the preconditions, the company and the actual controller will submit a letter of satisfaction of the conditions to the investors;

(5) The Company obtains approval for this investment from its existing shareholders and Board of Shareholders.

Article IV Representation and warranties

4.1	Representations and warranties of Party A and Party B

The Company and the actual controller hereby represent and warrant, individually and jointly, to the Investors that, as of the date of this Agreement:

(1) Effective survival. The Company and its holding or joint-stock subsidiaries are legally established and validly existing in accordance with the laws of the countries in which they are located.

(2) Necessary authorization. Both the Company and the actual controller have the corresponding civil capacity and sufficient authority to sign and perform this Agreement. This Agreement, when signed, shall constitute a legal, valid and binding document for the parties.

(3) Non-conflict. The execution and performance of this Agreement by the Company and the actual controller will not violate any binding agreement it has entered into with any third party prior to the execution of this Agreement, nor will it violate its Articles of Association or any law.

(4) Consent and approval. The Board of Shareholders of the Company has approved this investment by the Investors and the existing shareholders and other persons or legal entities, if any, with any interest in the Company have waived or confirmed that they do not have the pre-emptive right to the additional registered capital added by this investment, as applicable.

4.2	Further commitments of the actual controller and the company

From the signing date of this Agreement to the closing date of the Capital Increase and until the completion of the investment approval procedures, unless the acts performed on the basis of this Agreement and the Annexes or the prior written consent of the Investor is obtained, the actual controller and the Company undertakes (for the avoidance of doubt, the term “Company” in this Clause 4.2 includes the Group Companies and any subsidiaries, branches or other affiliates (if any) established by them at that time) branch or other subdivision, if any):

(1) to operate its business in a normal manner, to maintain its relationships with its customers or business partners, and maintain its employment relationships with the Company’s management personnel and core personnel in order to ensure that the Company’s goodwill and operations are not materially and adversely affected after the completion of this capital increase (as defined below);

(2) would not pay dividends or repurchase equity, nor will it enter into any transactions or incur any liabilities outside of its normal business operations;

(3) would not prepay loans, pay accounts payable and other debts as they fall due in the normal business;

(4) timely perform the signed contracts, agreements or other documents related to the Company’s assets and business;

(5) make its best efforts to ensure that the Company will operate legally and obtain and maintain all government approvals and other permits and consents required for its operation;

(6) would not sell, transfer or authorize the Company’s material assets (including intellectual property rights) to others, nor encumber or restrict the rights or interests in such material assets with mortgages, pledges, etc., except for loans from financial institutions for the production and operation of the Company;

(7) no mortgage, pledge or other encumbrance of rights or restriction of interests in the equity of the Company created;

(8) no demerger, no merger with a third party and no acquisition of a third party’s equity, assets or business except as provided in this Agreement;

(9) would not breach statements and warranties hereunder by act or omission;

(10) timely notify the Investors in writing of any events, facts, conditions, changes or other circumstances that have caused or may have a material adverse impact on the Company;

(11) deal with the tax-related affairs in the usual manner and in strict accordance with the relevant laws and regulations;

(12) maintain the normal operation and maintenance of the Company’s operating assets and equipment, including intellectual property rights owned or licensed by the Company;

(13) maintain and renew the registration of intellectual property rights currently registered by the Company in the ordinary course of business;

(14) would not engage in any conduct prohibited by this Agreement.

For the purposes of this Agreement, “Material Adverse Impact” refers to any circumstance, change or effect which, alone or in combination with any other circumstance, change or effect: (i) causes or may cause significant damage to the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial condition or prospects of the Company in an amount of RMB 3 million or more; or (ii) materially impairs or may materially impair the ability of the Company to perform its material responsibilities under this Agreement (including the Annexes hereto); or (iii) causes or may cause material prejudice to the validity and binding effect of this Agreement (including the Annexes hereto) and the Company.

4.3	Representations and warranties of the Investors

The Investors represent and warrant to the other parties that, as at the date of this Agreement:

(1) Qualification and capability. It has the appropriate qualifications and civil capacity and has full authority to sign and perform this Agreement.

(2) Non-conflict. The execution and performance of this Agreement will not: ① Conflict with any agreement, contract, or legal document to which it is a party, or constitutes a breach of this Agreement specified in any agreement, contract, or legal document to which it is a party; ② break any applicable laws, regulations, rules, or orders, judgments, or rulings of any competent authority; ③ Perform the necessary disclosure obligations in accordance with the relevant legal provisions and regulatory requirements and the provisions of the Supplemental Agreement.

(3) Binding effect. This Agreement, when signed, shall constitute a legal, valid and binding document for the parties.

(4) The legality of capital increase payments. The investment has been approved by the investment decision authority of the Investors

(for the avoidance of doubt, the Investors shall be deemed to have obtained such approval by signing this Agreement). The Investors guarantee that all capital increase payments made under this Agreement are legal.

Article V Rights and obligations of Investors

5.1	Preemptive right

5.1.1 Except subject to the requirements of laws and regulations and the provisions of this Agreement, the actual controller shall not transfer its equity interest in the Company to any third party (the “Target Transferee”), nor shall it pledge or encumber any of its equity interest in the Company without the prior written consent of the Investors.

5.1.2 Unless otherwise agreed herein and subject to the written approval of the Investors, if the actual controller intends to transfer all or part of its equity interest in the Company directly or indirectly to any third party (the “Target Transferee”) and the transferee of the proposed equity interest has made a legally binding offer, the Investors shall be entitled to, on the same terms, to purchase all or part of the equity interest to be transferred in preference to the Target Transferee. Upon the occurrence of the above-mentioned circumstances and consensus of the parties, the actual controller shall notify the Investors in writing that the amount of the proposed transfer of the equity interest and the price and principal terms of the transfer (the “Transfer Notice”).

5.1.3 The Investors shall, within thirty (30) days of receipt of the Transfer Notice, notify the actual controller in writing whether it will exercise its right of pre-emption; Where such a written notice is not completed within such thirty (30) days, the Investors shall be deemed to have agreed to waive its right of pre-emption.

Notwithstanding other provisions hereof, in the event that the actual controller directly or indirectly transfers the equity of the Company, unless (1) the target transferee agrees in writing to be bound by the articles hereof and of the Company Articles of Association and inherit all obligations of the actual controller stated herein and under the Company Articles of Association; and (2) the transfer shall comply with the applicable articles hereof and of the Company Articles of Association, the actual controller shall not make any transfer (unless it is agreed in writing by the parties).

5.2 Co-sale right

On the premise of complying with and being bound by the provisions of Article 5.1 hereof, if the actual controller intends to sell all or part of its equity directly or indirectly, if the Investors fail to execute its preemptive right of the equity to be transferred as agreed in Article 5.1.3 hereof after receiving the transfer notice in accordance with Article 5.1.2, the actual controller shall have the right to sell all or part (less than the equity to be transferred) of the Company’s equity held by the actual controller to a third party under the same conditions, and the Investors shall be given a reply period of more than 10 working days. The actual controller shall not sell, pledge or dispose of otherwise the shares of the Target Company held by the actual controller to a third party until the Investors explicitly waive these rights or the third party agrees in writing to accept the shares to be sold by the Investors on conditions not lower than those given to the original shareholders.

For the avoidance of doubt, (1) if the Company is acquired or merged by a listed company through share exchange, it shall reach a consensus with the Investors in advance, and shall ensure that the Investors have the right to participate in such acquisition or merger together with the actual controller on the same terms and conditions; (2) if other shareholders have the same right to execute the co-sale right, these shareholders shall not hinder the execution of the aforesaid co-sale right of the Investor, that is, the parties shall give priority to the target transferee to purchase the shares of the Company that the Investors sell by executing the co-sale right.

5.3	Pre-emptive right

After the delivery date, if the Company intends to increase the registered capital, the actual controller shall first inform the Investors of the price, quantity, etc. If the Investors agree, the maximum amount of preferred registered capital under the same conditions is the product of the following two items: (A) Increased registered capital; (B) The ratio of the value of the registered capital of the invested company held by the Investors to the sum of the value of the registered capital of the Company held by the shareholders who intend to execute the pre-emptive right. The actual controller shall urge the Investors to finally and timely obtain the above-mentioned new amount of capital after the completion of the capital increase.

5.4	Anti-dilution clauses and most preferential clauses

After the signature hereof, bound by Article 5.3, when the Company conducts any new round of financing, if the financing price or conditions or terms are better than the financing price of this investment (i.e. RMB 48.4 per registered capital), the Investors shall automatically enjoy such more preferential financing prices and conditions or terms. The Investors have the right to require the actual controller and the Company to take necessary measures and steps (including issuing additional registered capital to the Investors at the lowest price allowed by the applicable Chinese laws at that time), so as to enable the Investors to obtain the anti-dilution effect of the equity amount calculated according to the new round of financing price, and the shareholders of the Company shall urge their appointed directors and the Board to vote in favor of and approve the above-mentioned resolution.

For the avoidance of doubt, (1) in order to meet the aforesaid agreement, if the financing price of the new round of financing is lower than this investment, the actual controller agrees to transfer a certain proportion of the Company’s equity held by each Investors at zero consideration or a symbolic price allowed by the law, so that the consideration paid by the Investors for obtaining any registered capital of the Company will be reduced to the same as the subscription consideration for each registered capital in the new round of financing; (2) If the terms and conditions (other than the investment price) obtained by the other existing shareholders prior to this investment are better than those agreed herein, the Investors (if the triggers for such terms or conditions are met) shall automatically be entitled to such more preferential terms and conditions (other than the investment price); (3) If the Investors of the new round of financing obtains terms and conditions superior to those agreed herein after this investment, the Investors shall automatically be entitled to such more preferential terms and conditions of the new round of financing, except where the financing price of the new round of financing is higher than this investment.

The parties further clarify that if for any reason this clause becomes unenforceable, the parties shall promptly consult with each other and take necessary measures to maintain the economic benefits to be received by the Investors based on this clause (including transferring the Company’s equity from the actual controller to the Investors at the lowest price allowed by applicable Chinese laws at the time as required by the Investors, or paying cash compensation to the Investors by the actual controller). The calculation formulas are as follows:

The registered capital of the Company transferred by the actual controller to the investor = (the investor’s investment principal ÷ the financing price of the new round of financing)—the registered capital of the Company already acquired by the Investor due to the investment principal; The cash compensation paid by the actual controller to the investor = the investor’s investment principal—(the financing price of the new round of financing × the registered capital of the Company already acquired by the investor due to the investment principal).

In particular, the following issuances will not give rise to anti-dilution adjustments: (1) Additional registered capital issued by the Company for dividend distribution with the written consent of the Investors; (2) Additional registered capital issued by the Company pursuant to the equity incentive plan or employee stock ownership plan with the written consent of the Investors; or (3) Shares issued by the Company on listing (provided that the issue price is agreed by the Investors).

5.5	Non-competition commitment

The actual controller and the Company undertake the following:

(1) The actual controller shall serve the Company on a full-time and continuous and uninterrupted basis from the effective date of this Agreement until the full withdrawal of the Investors;

(2) The actual controller and its related parties shall not, directly or indirectly, engage in any business anywhere that competes with the business and the Company, or manage, operate, join or control any subject that competes with the business and the Company, or provide loans to such subject, or prompt or solicit core employees of the Company to engage in the aforesaid matters;

(3) The actual controller and its related parties shall not hold any direct or indirect controlling or controlling as participating entities that are the same, similar, competitive or related to the main business and the Company, or hold any equity directly or indirectly in any of the aforementioned entities; For the avoidance of doubt, if the aforementioned situation exists, the Investors shall have the right to request the actual controller and the Company to change these entities into subsidiaries of the Company in a manner, price, and terms and conditions satisfactory to the Investors or dispose of them in other ways satisfactory to the Investors, and such changes or disposals shall not affect the actual controller and the Company’s liability for breach of this Agreement to the Investors.

5.6	Repurchase right

The actual controller and the Company hereby agree and undertake that the Investors shall have the right (but not the obligation) to require the actual controller (repurchase obligor) to repurchase all or part of the equity interest in the Company then held by the actual controller on a preferential basis in the event that:

(1) The actual controller of the company changes without the prior written consent of the Investors;

(2) The Company is not qualified for listing by July 31, 2023;

(3) The Company does not arrange open a dedicated bank account for raising listed funds at the WFOE headquarters in Wuhu prior to the listing;

(4) Representations or warranties made by the actual controller and/or the Company in documents such as the transaction documents duly signed by the parties are materially inaccurate or untrue in any material respect (including, but not limited to, interests enjoyed by other shareholders that actually exist but have not been disclosed to the Investors);

(5) The Company or the actual controller is subject to significant administrative penalties for failure to comply with applicable laws and operate in a compliant manner so as to seriously affect the investor’s investment rights and interests during the period in which the Investors hold the equity of the Company;

(6) Withdrawal by any Investor who is entitled to a repurchase.

If any of the circumstances stipulated in the previous paragraph of this Clause occur, the Investors shall have the right to issue a written notice (hereinafter referred to as the “repurchase notice”) to the repurchase obligor requesting the repurchase obligor to purchase the Company’s equity held by the Investors at that time, as well as the equity converted from undistributed profits, surplus reserves, and capital reserves to share capital at the repurchase price determined by the following formula. The repurchase obligor shall unconditionally purchase the repurchase equity on its own or designate a third party to pay the corresponding equity repurchase price in full within six months (180 days, hereinafter referred to as the “repurchase performance period”) after receiving the repurchase notice. Otherwise, the Investors shall have the right to demand that the actual controller and the Company pay a delayed performance penalty of 0.05% of the repurchase price per day to the Investors based on the repurchase price that needs to be paid within the period from the expiration of the repurchase performance period to the full payment of the repurchase price, and require the actual controller and Company to take all necessary actions to ensure that they have sufficient cash to fully pay the redemption price. The parties agree that the period of performance of the purchase can be suitably extended with the prior written consent of the Investors.

The repurchase obligor hereby undertakes to: The provisions of this clause constitute an irrevocable commitment made by the repurchase obligor, which is legally binding and enforceable against the repurchase obligor.

The parties agree that in any event, the equity repurchase price shall be the sum of the investment principal corresponding to the repurchased portion of the equity plus the investment principal and earnings (net of dividends paid to the Investors) at an interest rate of 8% per annum (simple interest), based on the following formula:

Equity repurchase price = the investment principal corresponding to the repurchased portion of equity × (1+8% × N/365) - X.

Wherein, “N” means the number of days from the date when the Investors complete the delivery of equity consideration to the date when the Investors receive the full equity repurchase payments in accordance with this Clause 7.8 For the avoidance of doubt, “X” represents any dividends or distributions actually paid by the Company to the Investors prior to the repurchase date.

The Investors shall promptly provide an account for the equity repurchase payment, and the remittance of the repurchase payment agreed in this clause to the account designated by the Investors shall be deemed to be the fulfillment of this clause by the repurchase obligor. Only after the repurchase obligor or a designated third party has paid the full amount of the repurchase to the Investors, the Investors shall transfer the equity interest they request to repurchase. The Investors shall register the transfer of equity to the actual controller or cooperate with the Company in preparing relevant documents and report to the industry and commerce department for registration of the transfer of shareholding or change of capital reduction within 15 days from the date of the full equity repurchase payment by the repurchase obligor. During the period from the exercise of the repurchase right until the date of full equity repurchase payment, the Investors shall continue to have all rights in respect of the equity interest claimed to be repurchased. The actual controller and/or the Company shall take necessary actions and sign necessary documents to ensure the prompt completion of the transactions proposed in this Clause 5.6 in the event of a repurchase request from the Investors, and the actual controller hereby agrees that its obligations under this Clause 5.6 shall not be affected by the effectiveness or enforceability of the Company’s obligations under this Clause.

5.7	Preferred liquidation right

When the Company encounters the following situations, specifically including: (1) The actual controller loses actual control over the target entity or surviving entity after the merger, acquisition, sale as a whole, or other similar transactions that result in a change in control of the Company; (2) All or substantially all of the Company’s assets are sold, and all or substantially all of the Company’s intellectual property is exclusively licensed or sold to third parties, the Investors shall be entitled to file for compulsory liquidation and shall receive, in preference to the other shareholders of the Company, the amount of its actual investment paid plus a [8]% annual simple interest rate and all declared but unpaid dividends on all of the equity interests of the Company then held by the Investors (the “Liquidation Preference Payment”). The liquidation funds shall be paid to the other shareholders only after the Company has paid the aforesaid liquidation preference, and the remaining assets of the Company (if any) shall be distributed among all shareholders at that time in proportion to their respective paid-up shareholdings after all shareholders have been paid the principal and corresponding dividends.

5.8	Right to information

The Guarantor shall ensure that the Investors shall enjoy the right to information and supervision of the management of the Company as a shareholder during the period in which the Investors are a shareholder of the Company without prejudice to the normal business operations of the Company, and the Investors shall have the right to obtain information and materials relating to the financial, managerial, operational, market or other aspects of the Company, provided that no damage or serious disadvantage is caused to the Company as a result.

The Investors shall have the right to examine all relevant financial records, documents and other information of the Company and to inspect any premises and facilities of the Company and to have access to relevant personnel of the Company during working hours with reasonable advance notice, provided that the normal business operations of the Company are not affected and that the Company is given three days’ written notice.

5.9	Mandatory dividend entitlement

The parties agree that if the Board of Shareholders of the Company makes a resolution to distribute undistributed profits, the Investors shall have the right to continuously demand that the Company distribute some or all of the undistributed profits in cash, and the actual controller shall cooperate. When making a distribution, all shareholders shall calculate the amount of distribution they can receive in proportion to their paid-up capital.

In addition, the Board of Shareholders or Board of Directors shall declare that the remaining annual net profit after tax after offsetting the losses of the previous year and withdrawing the statutory surplus reserve shall be distributed as dividends at a ratio of not less than [30]%. The dividends shall be distributed among all shareholders, including Investors, in proportion to their shareholdings, and if the annual dividends are not completed in one go, priority shall be given to protecting the dividends corresponding to the Investors’ shareholdings of the Company.

5.10	Continuity of the Investors’ rights

The parties agree that, following the completion of this investment, if the Investors’ proportionate shareholding in the Company changes as a result of the exercise of any of the Investors’ rights under this Clause 5 or due to any new round of financing of the Company, the Investors shall continue to have all of their rights under this Agreement in respect of the equity interest in the Company then held by them. In the event that a change in the Investors’ shareholdings results in the need to re-sign or amend this Agreement, the Articles of Association and other documents, the parties shall ensure that the Investors continue to enjoy the above rights when re-signing or amending this Agreement, the Articles of Association and other documents. In addition, existing shareholders shall sign all necessary documents and take all necessary actions to ensure the continued enjoyment of such rights by the Investors.

5.11	Drag-along right

If the Company does not complete a qualified listing prior to July31, 2023, and if a third party other than the parties to this Agreement proposes to acquire the Company (including any transaction involving the acquisition of all or substantially all the equity, assets or business of the Company) at a price no less than the financing price of this investment and issues a substantial acquisition offer (referred to as the “acquisition offer”), the Investors shall be entitled to give written notice to all shareholders (the “drag-along notice”), requesting all shareholders to approve the acquisition of such assets or the sale together of not less than 50% of their respective shareholdings in the Company to such third party (the “purchaser”) on the same terms as the Investors (the “drag-along transaction”).

Upon the exercise of the right of sale by the Investors, all shareholders (the “selling shareholders”) shall sell their shareholdings of the Company to the Purchaser within 30 days of receiving the Drag-along Notice from the Selling Shareholders on substantially the same terms and conditions as the Investors (including, but not limited to, the method of calculation of the consideration and the arrangements for the payment of the consideration). At the same time, the Selling Shareholders shall also make representations and warranties to the Purchaser in the relevant transaction documents regarding the sale of the Company’s equity, which are in line with the usual trading practices.

The Company’s shareholders shall undertake that they will unconditionally comply with any instructions given by the Investors in the drag-along notice and make their best efforts to cooperate with the Investors in completing the drag-along transaction, including but not limited to, voting in favor of the drag-along transaction at various Board of Shareholders and Board of Directors, signing various resolutions and documents at the request of the Investors or taking any action deemed necessary by the Investors.

Selling Shareholder who do not agree to the drag-along transaction shall be obliged to purchase the entire shareholding of the Investors at the price of the drag-along transaction as set out in the drag-along notice within 30 days, otherwise it shall be deemed as agreeing to such drag-along transaction.

5.12	Special undertakings by the Company and the actual controller

5.12.1 In particular, the Company and the actual controller shall undertake to make the necessary and timely rectification of the following matters so as not to affect the qualified listing of the Company. The Company and the actual controller shall agree to compensate the Investors for losses (including cash compensation or gratuitous equity transfer) if the Company fails to achieve a qualified listing as a result of the following matters not being rectified:

(1) The risk of connected transactions occurring in the Company;

(2) Risk of abnormal business status of the existing shareholders of the Company, that is, the shareholder Suqian Zhouteng Junuo Investment Management Partnership (Limited Partnership) is included in the abnormal business list because its registered residence or place of business cannot be contacted;

(3) Partial equity pledge of the Company.

5.12.2 The Company and the actual controller shall undertake to open a bank account at the WFOE headquarters in Wuhu as a special account for raising listed funds to be used mainly for investment in Wuhu. After the Company completes its listing, its main business will be transferred to Wuhu city based on the characteristics of its business segments.

Article 6 Amendments of the Articles of Association and company governance

6.1	Amendments of the Articles of Association

After the agreement and signing of this Agreement by the parties, they shall complete the resigning or revision of the Articles of Association to reflect the relevant rights and interests of investors under this Agreement before the delivery date.

6.2	Governance structure

With the consent of the parties, the Company’s governance structure will be composed of Board of Shareholders, Board of Directors, Board of Supervisors, and senior management personnel in accordance with relevant domestic and foreign laws and regulations, that is, the Company Law of the People’s Republic of China and the Company Law of the Cayman Islands. The governance structure of the Target Company will not be changed.

6.3	Board of Shareholders

The Board of Shareholders of the Target Company is the supreme authority and can exercise the following powers:

(1) Make decisions on business policy and investment plan of the Target Company;

(2) Elect and change the director and supervisor served by the non-labor representatives and decide the remuneration of relative directors and supervisors;

(3) Review and approve the reports of Board of Directors;

(4) Review and approve the reports of Board of Supervisors;

(5) Review and approve the annual financial budget plans, final accounting plans, and any substantive change of the business plans or annual budget of the Target Company;

(6) Review and approve the Target Company’s profit distribution scheme and the scheme of covering the deficit;

(7) Make resolutions on increasing or decreasing the Target Company’s registered capital;

(8) Making resolutions on the issuance of Target Company’s bonds;

(9) Make resolutions on the closure, merger, division, dissolution, liquidation, restructuring, M&A (including the sale of equity and major assets), change of control power, or change of organizational form of the Target Company;

(10) Revise the Articles of Association of the Target Company, increase or reduce its registered capital, and change its organizational form or business scope;

(11) Approve the equity incentive plan of the Target Company;

(12) Make a resolution on introducing new shareholders;

(13) Establish a VIE structure and establish agreement control relationships with other target companies;

(14) Change the equity structure of the Target Company, grant new options, convertible bonds, and other equity securities or similar rights, dilute, reduce, or negatively affect the effective shareholding or rights of investors;

(15) Enlarge or reduce the scale of the Board of Directors;

(16) Distribute dividends, formulate, approve or implement the establishment or exercise of any liquidation priority;

(17) Change the existing business policies of the Target Company, including but not limited to, entering new areas and exiting existing areas;

(18) Amend, change, or restrict any rights, preferences, privileges, or authorizations of investors;

(19) Approve, establish or issue any new shares, or any reclassification of issued shares as having priority or equivalent rights to investors (including those related to liquidation, conversion, dividends, voting rights, repurchase, etc.);

(20) Increase, reduce or cancel the authorized or issued shares/registered capital of the Target Company, or issue, distribute, purchase or redeem any shares or convertible securities, or exercise any share subscription rights, options, or grant or issue any options or warrants that may lead to the issuance of new shares in the future or dilute and reduce the effective equity of investors in the Target Company;

(21) Change the business scope of the Target Company or engage in new business beyond the existing scope;

(22) Terminate the Target Company’s business, or commit to merger, reorganization, or liquidation of the Target Company and/or any subsidiary, or appoint a receiver, liquidator, legal manager, or similar personnel for the Target Company;

(23) Declare and pay dividends, or distribute profits among shareholders through capitalization of provident fund or other ways.

The Board of Shareholders shall make resolutions through shareholder voting and exercise the powers of the Board of Shareholders mentioned in Clause 6.3 above. The shareholders shall exercise their voting rights on the resolutions of the Board of Shareholders in proportion to their capital contributions. Among them, items (5)—(23) and the replacement of the director appointed by the Investors should be approved by shareholders representing more than two-thirds of the remaining equity of the Target Company other than the WFOE headquarters, and by half of the following companies, including JiuZhou JY Investment Limited, Shenzhen Capital Group Co., Ltd., BJGSDX Ltd., Suqian Zhou Tengjunuo Investment Management Partnership Ltd., Hunan Tianhuan Economic Development Co., Ltd., Wuhu Jinghu Zhenye Investment Fund Co. Ltd. and Wuhu Venture Capital Fund Co. Ltd.; items (1) to (4) shall only take effect after being approved by shareholders representing more than half of the remaining voting rights other than the WFOE headquarters.

6.4	Board of Directors

The Board of Directors of the Target Company shall exercise the following powers:

(1) Convene the meetings of the Board of Shareholders and report to the Board of Shareholders;

(2) Execute the resolutions of the Board of Shareholders;

(3) Review the business plans and investment plans of the Target Company;

(4) Formulate the annual financial budget plans, final accounting plans, and any substantive change of the business plans or annual budget of the Target Company;

(5) Formulate the Target Company’s profit distribution scheme and the scheme of covering the deficit;

(6) Formulate plans about increasing or reducing registered capital and plans to issue company bonds of the Target Company;

(7) Make a resolution to provide guarantees to third parties other than the Target Company shareholders or actual controller;

(8) Draw up plans about matters of merger, division and change of the form and dissolution of the Target Company; decide the employment or dismissal of the Target Company’s Deputy Manager, Financial Principal and their remunerations;

(9) Formulate and revise equity incentive plans of the Target Company;

(10) The Company can establish subsidiaries, except for institutions that have been established in accordance with the annual business plans, business plans, and operational plans approved by the Board of Directors.

(11) Approve any single loan or debt financing exceeding RMB 10 million, excluding short-term loans from banks or other financial institutions in normal business;

(12) Approve any asset with a single purchase or lease expense exceeding RMB 5 million or a cumulative expense exceeding RMB 5 million beyond the annual budget of the Target Company for any fiscal year;

(13) Approve salary increases exceeding 20% for the actual controller and employees at the level of director and above of the Target Company within any 12 months;

(14) Provide loans or any guarantee for the debts to any third party outside the Target Company;

(15) Establish security interests, liens, or other mortgages on any assets or interests of the Target Company;

(16) Sell, transfer, or dispose of the core assets or business of the Target Company;

(17) Sell, transfer or allow others to use the technology or any intellectual property of the Target Company, or establish any pledge or third-party rights on such technology or intellectual property;

(18) Approve and modify employee stock option plans and any other employee incentive plans;

(19) Change the business scope of the Target Company to make it different from the business described in the existing plan; change or exit the business that the Target Company promises to engage in;

(20) Approve new financing for the Target Company;

(21) Hire or dismiss auditors of the Target Company or change financial accounting policies;

(22) Approve significant abnormal business activities and transactions of the Target Company.

The Board of Directors shall implement one vote for each director. In the above regulations, items (4)—(7) and (10)—(22) shall be approved by two-thirds or more of all directors, and others should be approved by more than half of all directors.

Article VII Confidentiality

7.1.

The parties shall agree to keep strictly confidential all information, documents, and records of a confidential nature related to this Agreement, the Transaction, or one party’s exclusive rights (“confidential information”), regardless of whether such information, documents, and records are obtained before, at, or after the signing of this Agreement, except for (1) disclosure to directors, employees, agents, investors or potential investors, or other professional service personnel or consultants or related parties who must access to such information in order to perform their duties (provided that each recipient of the confidential information guarantees to know and comply with the confidentiality requirements of this Article 6, as if it were a party to this Agreement), or (2) each party shall not disclose any such confidential information to any person or entity except as required by applicable law or recognized stock exchanges for the recipient or any of their affiliates to disclose such information.

7.2	The foregoing confidentiality obligations shall not apply to the following information:

(1) Relevant information that has been proven by the receiving party with reasonable evidence to be in the possession of the receiving party at the time of disclosure by the disclosing party and for which the receiving party does not assume any confidentiality obligations;

(2) Relevant information that has been published in the public domain, excluding the relevant information due to the recipient’s violation of this Agreement; and

(3) Relevant information that is independently developed by employees or agents of the receiving party and does not refer to any information by the disclosing party to the receiving party.

7.3.	This confidentiality obligation shall remain in effect regardless of the termination of this Agreement for any reason.

Article VIII Liabilities for breach of this Agreement

8.1.

Any and all claims, lawsuits, damages, losses and expenses (including but not limited to legal fees and expenses and expenses for the investigation of any claims) occurred to or suffered by the other party (hereinafter referred to as the “non-breaching party”) due to the breach of any provision of this Agreement by one party (hereinafter referred to as the “breaching party”) under this Agreement, the breaching party agrees to fully compensate the non-breaching party. This compensation shall not affect the other rights and remedies that the non-breaching party may enjoy in accordance with laws and regulations regarding such violation of any terms of this Agreement by the breaching party. The rights and remedies enjoyed by the non-breaching party in respect of any breach of any provision of this Agreement by the breaching party shall remain valid even after the revocation, termination, or completion of this Agreement.

8.2.

The breaching party shall make full payment to the non-breaching party for any and all losses incurred or suffered by the non-breaching party in connection with such breach, and shall make payment within thirty (30) days of receiving written notice from such non-breaching party.

Article IX Applicable law and dispute resolution

9.1 Governing law

The conclusion, effect, interpretation, fulfillment and dispute settlement of this Agreement shall be subject to the laws of the People’s Republic of China.

9.2 Dispute resolution

All disputes arising out of or in connection with the execution of this Agreement shall be settled by both parties through friendly negotiation. If any dispute cannot be resolved through negotiation within thirty (30) days after its occurrence, each party shall have the right to submit the dispute to a court with jurisdiction in Wuhu City.

Article X Force majeure

10.1

If any unforeseeable force majeure event (each item is referred to as “force majeure event”), such as earthquake, typhoon, flood, fire, military action, strike, riot, war or other events beyond the reasonable control of either party, hinders the performance of the Agreement, the party shall immediately notify the other parties without delay, provide details and supporting documents of such events within fifteen (15) days after the notice is given, and explain the reasons for failure or delay in performing all or part of its obligations under this Agreement. The parties shall seek to find and implement a solution acceptable to the parties hereto through consultation.

10.2

In case of force majeure, the party affected by the force majeure shall not be liable for any damage, cost increase or loss suffered by any other party as a result of the failure or delay in performance of its obligations under this Agreement due to the force majeure, and such failure or delay in performance of this Agreement shall not be deemed as a breach of this Agreement. The party who claims the occurrence of a force majeure event shall take the proper means to reduce or eliminate the effect of force majeure, and strive to perform the obligations which are delayed or hindered by the force majeure event within the shortest time as far as possible.

10.3

If a force majeure event affects or hinders one party or the parties from fulfilling all or part of their obligations under this Agreement for a period of more than one (1) month, the party not affected by the force majeure shall have the right to terminate this Agreement and waive some of its obligations or delay the performance of this Agreement.

Article XI Others

11.1

The Company shall bear the taxes or expenses incurred in the preparation, negotiation, and execution of this Agreement (“transaction costs”), as well as the expenses of professional institutions such as accountants and lawyers hired by the Investors for this investment (if any) if this capital increase is ultimately completed.

11.2

Unless otherwise specified in this Agreement, neither party shall have the right to transfer or dispose of its rights or obligations under this Agreement to any third party without the prior written consent of the other party.

11.3

This Agreement shall come into effect upon the consent and signature of shareholders representing 80% or more of the remaining voting rights of the Target Company, including the actual controller, the Investors, and existing domestic shareholders, except for the WFOE headquarters, and 100% consent and signature of the overseas Cayman shareholders. It shall be binding on the parties with the signature and seal of authorized representatives. The appendix is an integral part of this Agreement.

11.4

Without violating the mandatory provisions of relevant laws and regulations, each party shall clarify, interpret or supplement the relevant provisions of this Agreement by signing separate written agreements.

11.5

This Agreement shall be written in Chinese in thirty-five copies (35), with each party holding one (1) copy, and the remaining three (3) copies should be submitted to the relevant registration authority and retained by the Company for future reference.

11.6

This Agreement shall have full priority over agreements signed separately in accordance with the format text of government agencies for requesting government agencies to implement specific actions for this investment specified in this Agreement, and the latter shall only be used to request the implementation of specific actions from government agencies, and shall not be used to establish and prove the rights and obligations of relevant parties to the matters stipulated in this Agreement.

11.7

This Agreement shall prevail if there is any inconsistency between the provisions of this Agreement and the relevant agreements signed between the shareholders of the Company or between the shareholders and the Company before the signing of this Agreement. Other shareholders shall not exercise repurchase rights under other agreements prior to July 31, 2023.

11.8	Informing and delivering

(1) Any notice or other communication (“Notice”) sent by one party to another party in connection with this Agreement, which is in writing (including mailing or email) and delivered to the notified party at the following mailing address or number, with the names of each contact person specified below, shall constitute a valid notice. The address provided in this Clause shall also serve as the address for the delivery of legal documents in the event of a dispute.

Party A: Autozi Internet Technology Co., Ltd    Contact: Dong Lingcui

Contact address: 3rd Floor, 16A, North Area, No.68 Beiqing Road, Haidian District, Beijing

Telephone: 15101104271

Party B: Zhang Houqi

Contact address: No.43-2, West Sanqihuayuanerli, Haidian District, Beijing City

Telephone: 13801124288

Party C1: Wuhu Venture Capital Fund Co. Ltd.    Contact: Wang Yuquan

Contact address: Room 1002, Building A1 #, Wanjiang Wealth Plaza, Jiujiang District, Wuhu City, Anhui Province

Telephone: 0553-5992196

Party C2: Anhui Junli Jufu Technology Center Contact: Mao Qingyuan

Contact address: 802 Kaimeida, Qidi Xixin Center, Xiaoxiang North Road, Yuelu District, Changsha City, Hunan Province

Telephone: 18229929888

(2) The delivery time for various communication methods specified in the preceding paragraph is determined in the following manner:

① The notice delivered personally shall be deemed to have been delivered at the time of signature of the notified person, and any delivery without the signature of the notified person shall not be regarded as valid delivery;

② The notice that can be sent by mail shall be sent by registered express mail or express mail, and shall be deemed to have been served to the notify party seven (7) days after posting;

③ Any notice sent by E-mail shall be deemed to be effectively served when it reaches the receiver, and shall be deemed to be the date of service.

(3) In case of any changes of the foregoing address or telephone (the “changing party”), the changing party shall notify the other parties within seven (7) days after the changes. Where the changing party fails to notify in time as agreed, it shall assume the losses caused thereby.

(No text below)

This is the signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Party A1: Autozi Internet Technology Co., Ltd (seal)

Autozi Internet Technology Co., Ltd (seal)

Legal representative / authorized representative:

Party A2:

Signed by:

Name: Zhang Houqi
Position: Authorized Representative

Party A3:

Signed by:
Name: Zhang Houqi
Position: Authorized Representative

Party A4:

Signed by:
Name: Zhang Houqi
Position: Authorized Representative

This is the signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Party A5: Autozi Internet Investment Management Co., Ltd. (seal)

Autozi Internet Investment Management Co., Ltd. (seal)

Legal representative / authorized representative:

This is the signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Party B1: Zhang Houqi

(Signature):

Party B2:

Signed by:

Name: Zhang Houqi
Position: Authorized Representative

This is the signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Investor:

Party C1: Wuhu Venture Capital Fund Co. Ltd. (seal)

Wuhu Venture Capital Fund Co. Ltd. (seal)

Legal representative / authorized representative: Wu Yunfei (seal)

This is the signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Investor:

Party C2: Anhui Junli Jufu Technology Center (limited partnership) (seal)

Anhui Junli Jufu Technology Center (seal)

Signed by executive partner or authorized representative:

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Wuhu Jinghu Zhenye Investment Fund Co. Ltd. (seal)

Wuhu Jinghu Zhenye Investment Fund Co. Ltd. (seal)

Signed by: _______________

Name: Cheng Rongzhe

Cheng Rongzhe (seal)

Position: Legal representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Beijing Yonyou Innovation Investment Center (Limited Partnership) (seal)

Beijing Yonyou Innovation Investment Center (Limited Partnership) (seal)

Signed by:
Name: Wu Zhengping

Position: Appointed representative of the executive partner

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Ji Siyuan
(Signature): Ji Siyuan

JSY LIMITED.
Signed by: Ji Siyuan (signature)
Name: Ji Siyuan
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Yu Tianyi
(Signature): Yu Tianyi

Newlight Management Limited.

Signed by: Yu Tianyi (signature)
Name: Yu Tianyi
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Sun Jianmin
(Signature): Sun Jianmin

Sunny-you Investment Co., Ltd.
Signed by: Sun Jianmin (signature)
Name: Sun Jianmin
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Sun Hailan
(Signature): Sun Hailan

Ruida Development Co., Ltd.
Signed by: Sun Hailan (signature)
Name: Sun Hailan
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

TTGH Capital Limited (Limited Partnership) (seal)

TTGH Capital Limited (Limited Partnership) (seal)

Signed by:
Ai He (seal)
Name: Ai He
Position: Executive Partner

TTGH Capital Limited.
Signed by: Xie Guoman (signature)
Name: Xie Guoman
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership) (seal)

Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership) (seal)

Signed by:
Xie Juan (seal)
Name: Xie Juan
Position: Appointed representative of the executive partner

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Qichuang Development Co., Ltd (Limited Partnership) (seal)

Qichuang Development Co., Ltd (Limited Partnership) (seal)

Signed by:
Zhang Weixi (seal)
Name: Zhang Weixi
Position: Executive Partner

Qichuang Devolopment Co., Ltd

Signed by: Zhang Weixi (signature)
Name: Zhang Weixi
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Qizhi Investment Management Limited (Limited Partnership) (seal)

Qizhi Investment Management Limited (Limited Partnership) (seal)

Signed by:

Name: Zhang Houqi
Position: Executive Partner

Signed by:

Name: Zhang Houqi
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

CDIB Private Equity (Fujian) Enterprise (Limited Partnership) (seal)

CDIB Private Equity (Fujian) Enterprise (Limited Partnership) (seal)

Signed by:
Name: Zou Xusheng
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

JiuZhou JY Investment Limited (Limited Partnership) (seal)

JiuZhou JY Investment Limited (Limited Partnership) (seal)

Signed by:
Name: Zhang Songhua
Position: Appointed representative of the executive partner

JiuZhou JY Investment Limited
Signed by: Yang Jianping (signature)
Name: Yang Jianping
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Regent Capital Asia Ltd. (seal)
Regent Capital Asia Ltd. (seal)
Signed by:
Ling Daiwei (seal)
Name: Ling Daiwei
Position:

Signed by:
Name: Ling Daiwei
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

ZHONGYI Capital Management Co., Ltd.(seal)
Zoyone Limited (seal)
Signed by:
Name: Tao Maohua
Position: Legal representative

Signed by:
Name: Tao Maohua
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership (Limited Partnership) (seal)

Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership (Limited Partnership) (seal)

Signed by:
Name: Jiang Qing

Position: Appointed representative of the executive partner

Jiang Qing (seal) March 2023

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Liu Rui

(Signature):

Jing Ben Mao Yuan Development Co., Ltd.
Signed by:
Name: Liu Rui
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Anrong Investment management Limited (seal)

Anrong Investment management Limited (seal)

Signed by:
Yue Chengjin (seal)
Name: Yue Chengjin
Position: Executive Partner

Signed by:
Name: Zhang Houqi
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

BJGYXC Ltd (Limited Partnership) (seal)

Signed by:
Fang Mian (seal)
Name: Fang Mian
Position: Appointed representative of the executive partner

Signed by:
Name: Fang Mian
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

BJGRGQ Ltd (seal)
BJGRGQ Ltd (seal)
Signed by: ________
Hong Shaohua (seal)
Name: Hong Shaohua
Position: Appointed representative of the executive partner

Signed by:
Name: Fang Mian
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

BJGSDX Ltd (seal)
BJGSDX Ltd (seal)
Signed by: ________
Name: Fang Mian
Fang Mian (seal)
Position: Appointed representative of the executive partner

Signed by:
Name: Fang Mian
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

BJGLXY Ltd (seal)
BJGLXY Ltd (seal)
Signed by: ________
Name: Fang Mian
Fang Mian (seal)
Position: Appointed representative of the executive partner

Signed by:
Name: Fang Mian
Position: Authorized Representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Shenzhen Capital Group Co., Ltd. (seal)

Signed by: ____________
Name: Ni Zewang
Position: Legal representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Shanxi Hongtu Innovation Capital Venture Capital Co., Ltd. (seal)

Signed by: ________
Name: Zhou Jun
Position: Legal representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Hebei Hongtu Venture Capital Co., Ltd. (seal)

Signed by: __________
Name: Zhou Jun
Position: Legal representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Suqian Zhouteng Junuo Investment Management Partnership (Limited Partnership) (seal)

Signed by: __________
Name:
Position: Appointed representative of the executive partner

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Ningbo Meishan Free Trade Port Zone Gerui Investment Management Partnership (Limited Partnership) (seal)

Signed by: __________
Name:
Position: Appointed representative of the executive partner

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Shenzhen Jinfeng Chuangfu Holdings Co., Ltd (seal)

Signed by: __________
Name: Lu Zhongping
Position: Legal representative

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Guangzhou Heying Investment Partnership (Limited Partnership) (seal)

Signed by: __________
Name: Ding Baoyu
Position: Appointed representative of the executive partner

This is Party D’s signature page of the Agreement on Capital Increase and Share Enlargement of Autozi Internet Technology Co., Ltd.

Hunan Tianhuan Economic Development Co., Ltd (seal)

Signed by: __________
Name: Fang Jianzhong
Position: Legal representative

Appendix I

Prior to this investment, the shareholdings of the Cayman shareholders are as follows (excluding WFOE and unrelated third parties):

No.	Domestic shareholders	Contribution mode	Domestic registered capital (RMB 10,000)	Domestic shareholding ratio	Shares issued by Cayman	Cayman issuance ratio
1	Zhang Houqi	In currency	927.4460	17.7785%	347559	34.7559%
2	Qichuang Development Co., Ltd	In currency	534.2505	10.2413%	78329	7.8329%
3	Qizhi Investment management Limited (Limited Partnership)	In currency	419.2740	8.0372%	80372	8.0372%
4	CDIB Private Equity (Fujian) Enterprise (Limited Partnership)	In currency	404.5407	7.7548%	77548	7.7548%
5	JiuZhou JY Investment Limited	In currency	262.0481	5.0234%	50234	5.0234%
6	Sun Hailan	In currency	221.6195	4.2483%	42483	4.2483%
7	Regent Capital Asia Ltd.	In currency	187.3649	3.5917%	35917	3.5917%
8	Yu Tianyi	In currency	177.4425	3.4014%	34014	3.4014%
9	Beijing Yonyou Innovation Investment Center (Limited Partnership)	In currency	152.3123	2.9197%	29197	2.9197%
10	Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership)	In currency	143.4340	2.7496%	27496	2.7496%
11	BJGSDX Ltd	In currency	141.5095	2.7127%	27127	2.7127%
12	BJGLXY Ltd	In currency	141.5094	2.7127%	27127	2.7127%
13	BJGRGQ Ltd				24084	2.4084%
14	TTGH Capital Limited. (Limited Partnership)	In currency	122.9528	2.3568%	23568	2.3568%
15	Ji Siyuan	In currency	110.8032	2.1241%	21241	2.1241%
16	Anrong Investment management Limited	In currency	83.3776	1.5983%	15983	1.5983%
17	Ningbo Meishan Free Trade Port Zone Gu Yin Xin Chuang Equity Investment Management Partnership	In currency	70.7547	1.3563%	13563	1.3563%
18	Zoyone Limited	In currency	65.5120	1.2557%	12557	1.2557%
19	Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership	In currency	45.4942	0.8721%	8721	0.8721%
20	Liu Rui	In currency	45.4941	0.8721%	8721	0.8721%
21	Wuhu Jinghu Zhenye Investment Fund Co. Ltd.	In currency	36.1550	0.6931%	6931	0.6931%
22	Sun Jianmin	In currency	22.2131	0.4258%	4258	0.4258%
23	Wuhu Venture Capital Fund Co. Ltd.	In currency	15.4950	0.2970%	2970	0.2970%
24	Shenzhen Capital Group Co., Ltd.	In currency	137.5773	2.6372%
25	Shanxi Hongtu Innovation Capital Venture Capital Co., Ltd.	In currency	32.7560	0.6279%
26	Hebei Hongtu Venture Capital Co., Ltd.	In currency	32.7560	0.6279%
27	Suqian Zhouteng Junuo Investment Management Partnership (Limited Partnership)	In currency	222.7359	4.2697%
28	Ningbo Meishan Free Trade Port Zone Gerui Investment Management Partnership (Limited Partnership)	In currency	13.1132	0.2514%
29	Shenzhen Jinfeng Chuangfu Holdings Co., Ltd	In currency	117.9245	2.2606%
30	Guangzhou Heying Investment Partnership (Limited Partnership)	In currency	163.7840	3.1397%
31	Hunan Tianhuan Economic Development Co., Ltd	In currency	165.0000	3.1630%
	Total		5216.65	100.0000	1000000.	100.0000

Appendix II

Before this investment, the equity structure of the Target Company is as follows:

No.	Name or designation of the shareholder	Paid-in capital contribution (RMB 10,000)	Contribution mode	Contribution date	Shareholding proportion
1	Zhang Houqi	631.156	In currency	2012.05.31	0.8800%
		296.29	Equity
2	Beijing Yonyou Innovation Investment Center (Limited Partnership)	137.9623	In currency	2011.12.29	0.1445%
		14.35	Equity
3	Ji Siyuan	110.8032	In currency	2010.10.22	0.1051%
4	TTGH Capital Limited. (Limited Partnership)	122.9528	In currency	2012.07.26	0.1167%
5	Yu Tianyi	177.4425	In currency	2012.07.06	0.1684%
6	Sun Jianmin	22.2131	In currency	2012.07.06	0.0211%
7	Sun Hailan	221.6195	In currency	2013.12.23	0.2103%
8	Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership)	143.434	In currency	2014.04.10	0.1361%
9	Qichuang Development Co., Ltd	534.2505	In currency	2016.12.31	0.5069%
10	Guangzhou Heying Investment Partnership (Limited Partnership)	163.784	In currency	2016.01.21	0.1554%
11	Qizhi Investment management Limited (Limited Partnership)	419.274	In currency	2016.07.31	0.3978%
12	CDIB Private Equity (Fujian) Enterprise (Limited Partnership)	404.5407	In currency	2016.05.31	0.3839%
13	JiuZhou JY Investment Limited	262.0481	In currency	2016.07.31	0.2487%
14	Shenzhen Capital Group Co., Ltd.	137.5773	In currency	2016.07.31	0.1305%
15	Shanxi Hongtu Innovation Capital Venture Capital Co., Ltd.	32.756	In currency	2017.05.31	0.0311%
16	Hebei Hongtu Venture Capital Co., Ltd.	32.756	In currency	2016.07.31	0.0311%
17	Regent Capital Asia Ltd.	187.3649	In currency	2017.04.20	0.1778%
18	Zoyone Limited	65.512	In currency	2016.07.31	0.0622%
19	Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership (Limited Partnership)	45.4942	In currency	2016.11.03	0.0432%
20	Liu Rui	45.4941	In currency	2016.12.08	0.0432%
21	Anrong Investment management Limited	83.3776	In currency	2018.05.31	0.0791%
22	BJGYXC Ltd	70.7547	In currency	2017.04.19	0.0671%
23	BJGSDX Ltd	141.5095	In currency	2017.09.29	0.1343%
24	BJGLXY Ltd	141.5094	In currency	2018.05.10	0.1343%
25	Suqian Zhouteng Junuo Investment Management Partnership (Limited Partnership)	222.7359	In currency	2018.03.28	0.2114%
26	Ningbo Meishan Free Trade Port Zone Gerui Investment Management Partnership (Limited Partnership)	13.1132	In currency	2018.02.26	0.0124%
27	Shenzhen Jinfeng Chuangfu Holdings Co., Ltd	117.9245	In currency	2017.10.19	0.1119%
28	Hunan Tianhuan Economic Development Co., Ltd	165	Equity	2020.05.22	0.1566%
29	Wuhu Jinghu Zhenye Investment Fund Co. Ltd.	36.155	In currency	2022.06.01	0.0343%
30	Wuhu Venture Capital Fund Co. Ltd.	15.495	In currency	2022.05.18	0.0147%
31	CHENHAIHONG	52.6934	In currency	2062.11.30	0.05%
32	Autozi Internet Investment Management Co., Ltd.	100,117.5253	In currency	2062.11.30	95.00%
	Total	105386.868			100.0000%

Appendix III

(1) CDIB Private Equity (Fujian) Enterprise (Limited Partnership) is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 913500003995715176 (“Domestic Existing Shareholder 1”);

(2) JiuZhou JY Investment Limited is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91310000087809493N (“Domestic Existing Shareholder 2”);

(3) JiuZhou JY Investment Limited is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands)(“Offshore Cayman Shareholder 1”)

(4) Sun Hailan, is a natural person of China, with identity card number of [110105197802230428] (“Domestic Existing Shareholder 3”);

(5) RuidaDevelopmentCo., Ltd. is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Craigmuir Chambers, P.O.Box71, Road Town,Tortola VG 1110, British Virgin Islands(“Offshore Cayman Shareholder 2”);

(6) Regent Capital Asia Ltd. is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91440300359877386U (“Domestic Existing Shareholder 4”);

(7) Regent Capital Asia Ltd. is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (OMC Chambers,Wickhams Cay1, Road Town, Tortola, British Virgin Islands)(“Offshore Cayman Shareholder 3”)

(8) Yu Tianyi, is a natural person of China, with identity card number of [110103199607121812] (“Domestic Existing Shareholders 5”);

(9) Newlight Management Limited is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands (“Offshore Cayman Shareholder 4”);

(10) Beijing Yonyou Innovation Investment Center (Limited Partnership) is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 9111010855859053XP (“Domestic Existing Shareholder 6”);

(11) Changsha Qixin Zhongyin Enterprise Consulting Management Center (Limited Partnership) is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91430103MA4RF4N67H (“Domestic Existing Shareholder 7”);

(12) BJGSDX Ltd is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91330206MA284JGL59 (“Domestic Existing Shareholder 8);

(13) BJGSDX Ltd is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.)(“Offshore Cayman Shareholder 5”)

(14) BJGLXY Ltd is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91330206MA284GP452 (“Domestic Existing Shareholder 9”);

(15) BJGLXLtd is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (OMC Chambers, Wickhams Cay1, Road Town, Tortola, British Virgin Islands.)(“Offshore Cayman Shareholder 6”)

(16) BJGRGQ Ltd is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91330206MA293YQDXB (“Domestic Existing Shareholder 10”);

(17) BJGRGQ Ltd is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (OMC Chambers, Wickhams Cay 1,Road Town, Tortola, British Virgin Islands.)(“Offshore Cayman Shareholder 7”)

(18) TTGH Capital Limited. is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 911101025768986770 (“Domestic Existing Shareholder 11”);

(19) TTGH Capital Limited is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands)(“Offshore Cayman Shareholder 8”)

(20) Ji Siyuan, is a natural person of China, with identity card number of [510132199808010015] (“Domestic Existing Shareholders 12”);

(21) JSYLIMITED is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands (“Offshore Cayman Shareholder 9”);

(22) Anrong Investment management Limited is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91110108MA0097CD8W (“Domestic Existing Shareholder 13”);

(23) Anrong Investment management Limited is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands (“Offshore Cayman Shareholder 10”);

(24) BJGYXC Ltd is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91330206MA28262088 (“Domestic Existing Shareholder 14”);

(25) BJGYXC Ltd is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: (OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.)(“Offshore Cayman Shareholder 11”)

(26) Zoyone Limited is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91440300075164114W (“Domestic Existing Shareholder 15”);

(27) Zoyone Limited is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands (“Offshore Cayman Shareholder 12”);

(28) Ningbo Meishan Free Trade Port Zone Ignite II Equity Investment Partnership (Limited Partnership) is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91330206MA282BLA4G (“Domestic Existing Shareholder 16”);

(29) Liu Rui, is a natural person of China, with identity card number of [410105196611093316] (“Domestic Existing Shareholder 17”);

(30) Jing Ben Mao Yuan Development Co., Ltd. Is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG 1110, British Virgin Islands (“Offshore Cayman Shareholder 13”);

(31) Wuhu Jinghu Zhenye Investment Fund Co. Ltd. is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91340202MA8MY7TL2K (“Domestic Existing Shareholder 18”);

(32) Sun Jianmin, is a natural person of China, with identity card number of [110108196412168977] (“Domestic Existing Shareholder 19”);

(33) Sunny-you Investment Co., Ltd. Is a limited liability company incorporated under the laws of the British Virgin Islands, registered at: Start Chambers, Wickham’s Cay II P O Box 2221, Road Town Tortola, British Virgin Islands (“Offshore Cayman Shareholder 14”);

(34) Wuhu Venture Capital Fund Co. Ltd. is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91340207MA2NPQG51J (“Domestic Existing Shareholder 20”);

(35) Shenzhen Capital Group Co., Ltd. is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91440300715226118E (“Domestic Existing Shareholder 21”);

(36) Shanxi Hongtu Innovation Capital Venture Capital Co., Ltd. is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91140100583319071N (“Domestic Existing Shareholder 22”);

(37) Hebei Hongtu Venture Capital Co., Ltd. is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91140500MA0GRX8Q2G (“Domestic Existing Shareholder 23”);

(38) Suqian Zhouteng Junuo Investment Management Partnership is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91321311MA1X9A4355 (“Domestic Existing Shareholder 24”);

(39) Ningbo Meishan Free Trade Port Zone Gerui Investment Management Partnership is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 91330206MA2AEQFK6K (“Domestic Existing Shareholder 25”);

(40) Shenzhen Jinfeng Chuangfu Holdings Co., Ltd is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 91440300MA5EK04C1X (“Domestic Existing Shareholder 26”);

(41) Guangzhou Heying Investment Partnership is a limited partnership incorporated under the laws of China and legally subsisting, with unified social credit code of 914401013210679783 (“Domestic Existing Shareholder 27”);

(42) Hunan Tianhuan Economic Development Co., Ltd is a limited liability company incorporated under the laws of China and legally subsisting, with unified social credit code of 9143010075336102XM (“Domestic Existing Shareholder 28”)

(The “Domestic Existing Shareholders 1” to “Domestic Existing Shareholders 28” shall be referred to individually or collectively as the “Domestic Existing Shareholders”, the “Offshore Cayman Shareholder 1” to “Offshore Cayman Shareholder 14” shall be referred to individually or collectively as the “Offshore Cayman Shareholders” and the “Domestic Existing Shareholders” and the “Offshore Cayman Shareholders” shall be referred to collectively as the “Existing Shareholders”).